Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Nos. 333-129268, 333-157276, 333-172596 and 333-174983) on Form S-8 of Flotek Industries, Inc. of our report dated June 28, 2012, related to the financial statements and supplemental schedule of the Flotek Industries, Inc. 401(k) Plan, included in this annual report on Form 11-K for the year ended December 31, 2011.

/s/ Hein & Associates, LLP

Houston, Texas

June 28, 2012